UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2025

Graphjet Technology

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41070	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lot 3895, Lorong 6D, Kampung Baru Subang

Seksyen U6, 40150 Shah Alam

Selangor, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +60 018 272 7799

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	GTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Graphjet Technology (the “Company”) announced earlier today that on June 12, 2025, it received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the hearing the Company had previously requested will be held on July 17, 2025 (the “Hearing”), meaning that the Company’s ordinary shares will continue to trade on Nasdaq until the date of the Hearing.

While the Company awaits the date of the Hearing and in order for its ordinary shares to remain listed, the Company is working closely with its auditors to complete the audit of its financial statements for the fiscal year ended December 31, 2024, in an expedient manner. The Company is simultaneously working towards remedying the outstanding non-compliances for which it has received letters from Nasdaq, as disclosed in the past. Chris Lai, the Company’s Chief Executive Officer, is confident that the Company is able to cure all the outstanding non-compliances and continue working towards its long-term plan to become the leading producer of graphite and graphene.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHJET TECHNOLOGY

Date: June 16, 2025	By:	/s/ Chris Lai
	Name:	Chris Lai
	Title:	Chief Executive Officer

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